Exhibit 14(aa)

MFS® Code of Ethics Policy October 15, 2021 Applies to All MFS full-time, part-time and temporary employees globally All MFS contractors, interns and co-ops who have been notified by Compliance that they are subject to this policy All MFS entities Questions? iComply@mfs.com Compliance Helpline, x54290 Ryan Erickson, x54430 Elysa Aswad, x54535 Carrie Arnott, x55971 For more information on administration such as regulatory authority, supervision, interpretation and escalation, monitoring, related policies, amendment or record keeping please click this link. MFS' Personal Investing The inherent nature of MFS' services in selecting and trading securities has the potential to create a real or apparent conflict of interest with your personal investing activities. As a result, every individual subject to this policy has a fiduciary duty to avoid taking personal advantage of any knowledge of our clients' investment activities. Following the letter and spirit of the rules in this policy is central to meeting client expectations and ensuring that we remain a trusted and respected firm. Personal Investing I Page 1

Rules That Apply to Everyone

Your fiduciary duty

Always place client interests ahead of your own. You must never:

- Take advantage of your position at MFS to misappropriate investment opportunities from MFS clients.
- Seek to defraud an MFS client or do anything that could have the effect of creating fraud or manipulation.
- Mislead a client.

Account reporting obligations

Make sure you understand which accounts are reportable accounts. To determine whether an account is reportable, ask the following questions:

1 Is the account one of the following?
  - A brokerage account.
  - Any other type of account (such as employee stock option or stock purchase plans or UK Stocks and Shares ISA accounts) in which you have the ability to hold or trade reportable securities (see the list of reportable securities on page 8).
  - Any account, including MFS-sponsored retirement or benefit plans, that holds a reportable fund (see definition of reportable fund on page 9 and a list of these funds on iComply).

2 Is any of the following true?
  - You beneficially own the account.
  - The account is beneficially owned by your spouse or domestic partner.
  - The account is beneficially owned by another member of your household such as a parent, sibling or child for whom you provide financial support, such as sharing of household expenses.
  - The account is beneficially owned by anyone who you claim as a tax deduction.
  - The account is controlled (such as via trading authority or power of attorney) by you or another member of your household (other than to fulfill duties of employment) for whom you provide financial support, such as sharing of household expenses.

If you answered "yes" to both questions, the account is reportable.

HELPFUL TO KNOW

Beneficial ownership

The concept of beneficial ownership is broader than that of outright ownership. Anyone who is in a position to benefit from the gains or income from, or who controls, an account or investment is considered to have beneficial ownership. This means that this policy applies not only to you, but to others that share beneficial ownership in these accounts or securities. See examples on page 7. Frequently Asked Questions on the topic can be found here.

Ensure that MFS receives account statements for all your reportable accounts. Depending on the type of account or your location, you may need to provide them to Compliance directly.

Promptly report any newly opened reportable account or any existing account that has become reportable (including those at an approved broker). This includes accounts that become reportable accounts through life events, such as marriage, divorce, power of attorney or inheritance.

ADDITIONAL REQUIREMENT FOR US EMPLOYEES

Does not include interns, contractors, co-ops, or temporary employees

Maintain your reportable accounts at an approved broker. When you join MFS, if you have accounts at non- approved brokers you must close them or move them to an approved broker (list available on iComply).

In rare cases, if you file a request that includes valid reasons for an exception, we may permit you to maintain a reportable account at a broker not on the approved broker list (for instance, if you have a fully discretionary account).

HELPFUL TO KNOW

Mobile Investing Apps

Many brokerage firms offer apps for mobile devices that allow you to quickly invest in reportable securities. Be aware that these apps are brokerage accounts that are covered by this policy, and all of its rules apply to those accounts as they would to any other brokerage account. Be aware of these rules and be sure to speak with your family or household members about the applicability of this policy when using such apps.

Personal Investing | **Page 2**

Do not trade excessively. At MFS, personal trading is a privilege, not a right. It should never interfere with your job performance. MFS may limit the number of trades you are allowed during a given period, or may discipline you for trading excessively. In addition, frequent trading in MFS funds may trigger other penalties, as described in the relevant fund prospectuses.

Do not accept investment discretion over accounts that are not yours. In limited circumstances, and with advance approval from Compliance, you may be allowed to assume power of attorney relating to financial or investment matters for another person or entity.

If you become an executor or trustee of an estate and it involves control over a securities account, you must notify Compliance upon assuming the role, and you must meet any reporting or pre-clearance obligations that apply.

Do not participate in any investment contest or club. This applies whether or not any compensation or prize is awarded.

Do not trade securities that MFS has restricted. Follow MFS' instructions when you are notified of a restriction in designated securities.

Only make investments in MFS open-end funds or funds sub-advised by MFS through these methods:

- Directly through MFS Service Center (for US open-end funds) or State Street (Lux) (for Meridian Funds)
- Through an MFS Approved Broker (US employees)
- Non-US employees may invest through a financial institution of their choice
- Through an MFS-sponsored benefit plan account
- Accounts for which you have received an exception from Compliance, such as a fully discretionary account

Note that investments in non-MFS accounts are publicly available share classes only. You must also follow all rules of the relevant prospectus and all rules in this policy, such as reporting and statements.

Do not participate in initial public offerings (IPOs) or other limited offerings of securities except with advance approval from MFS. This rule includes initial, secondary and follow-on offerings of equity securities and closed-end funds and new issues of corporate debt securities.

To request approval for an IPO or secondary offering, enter an Initial Public Offering Request using the form found on iComply. Note that approval is not typically granted, and when granted often involves strict limits.

Never use a derivative, or any other instrument or technique, to get around a rule. If an investment transaction is prohibited, then you are also prohibited from effectively accomplishing the same thing by using futures, options, ETFs or any other type of financial instrument.

Do not invest in Contracts for Difference or engage in spread betting on financial markets. This includes any wagering on market spreads or behaviors and any off-exchange trading.

HELPFUL TO KNOW

Changes in job status and life events

When changing jobs within MFS, ensure that you understand the rules that apply to you. Confirm with your new manager and Compliance what your access level is and what restrictions and requirements apply to you.

When going on leave, you must continue to comply with this policy unless otherwise approved by Compliance. When you return from leave you must complete any outstanding obligations.

Be cognizant of reporting obligations under this policy when life events occur such as marriage, divorce or inheritance of an account. Consult with Compliance when uncertain.

Personal Investing | **Page 4**

Rules that Apply Only to Access Persons

Pre-clearing personal trades

WHICH ACCESS LEVEL ARE YOU?

Access Persons Most MFS personnel, including all officers and directors, are designated as Access Persons. You should consider yourself an Access Person unless it has been communicated to you by Compliance that you are not.

Research Analysts and Portfolio Managers In addition to the rules for Access Persons, these individuals are subject to additional rules, as noted on the following pages.

Compliance may designate other personnel as Access Persons. This may include consultants, contractors or interns who provide services to MFS, and employees of Sun Life Financial Inc.

Make sure you understand which securities require pre-clearance. Note that there are some differences between which securities require pre-clearance and which must be reported. See the table on page 8 of this policy.

Pre-clear all personal trades in applicable securities. Request pre-clearance on the day you want to place the trade by entering your request in the iComply system. Remember that you must pre-clear trades for all of your reportable accounts (such as those of a spouse or domestic partner) as well as for securities not held in an account.

Once you have requested pre-clearance, wait for a response. Do NOT place any trade order until you have received notice of approval for that trade. Note that pre-clearance requests can be denied at any time and for any reason.

Pre-clearance approvals expire at the end of the trading day on which they are issued.

Obtain advance approval for any private investments or other unregistered securities. This includes private placements (investments in private companies), private investment in public equity securities (PIPES), hedge funds or other private funds, "crowdfunding" or "crowdsourcing" investments, peer-to-peer lending, pooled vehicles (such as partnerships), Initial Coin Offerings (ICO's), Security Tokens and other similar investments.

Before investing, enter a Private Placement/Unregistered Securities Approval Request found on iComply, and do not act until you have received approval.

HELPFUL TO KNOW

Not recommended: Good 'til canceled orders and buying on margin

These practices can create significant risk of policy violations.

Good 'til canceled orders may execute after your pre-clearance approval has expired. Placing day orders avoids this risk. With margin, you might not be able to receive pre-clearance approval for those securities you wish to sell to meet a margin call

Limits to personal investment practices

Do not buy and then sell (or sell and then buy) at a profit the same or equivalent reportable security within 60 calendar days. MFS may interpret this rule very broadly. For example, it may look at transactions across all of your reportable accounts and may match trades that are not of the same size, security type or tax lot. Any gains realized in connection with these transactions must be surrendered. Note that this rule does not apply to securities that are not subject to pre-clearance, to accounts where a registered investment adviser has investment discretion, or to involuntary transactions. *Japan-based personnel: See rule with higher standard below.*

ADDITIONAL REQUIREMENTS FOR JAPAN-BASED PERSONNEL

Do not buy and then sell (or sell and then buy) the same or equivalent reportable security within six months.

Never trade personally in any security you have researched in the prior 30 days or are scheduled to research in the future.

Personal Investing | **Page 5**

ADDITIONAL REQUIREMENTS FOR RESEARCH ANALYSTS

including Research Associates and Portfolio Managers who may write research notes

Never trade (or transfer ownership of) reportable securities personally while in possession of material information about an issuer you have researched or been assigned to research unless you have already communicated the information in a research note. *Japan-based personnel: See rule with higher standard above.*

Understand and fulfill your duties with regard to research recommendations. You have an affirmative duty to provide unbiased and timely research recommendations in a research note. You must:

- Disclose trading opportunities for client accounts prior to trading personally in any securities of that issuer.
- Provide a research recommendation if a security is suitable for the client accounts even if you have already traded the security personally or if making such a recommendation would create the appearance of a conflict of interest. Notify Compliance promptly of any apparent conflicts, but do not refrain from making a research recommendation.

ADDITIONAL REQUIREMENTS FOR PORTFOLIO MANAGERS

including Research Analysts assigned to a fund as a portfolio manager

Never personally trade (or transfer ownership of) a reportable security within seven calendar days before or after a trade in any security or derivative of the same issuer in any client account that you manage. In practice, this means:

- Contacting Compliance promptly when deciding to make a portfolio trade in any security you have personally traded within the past seven calendar days (but do not refrain from making a trade that is suitable for a client account even if you have traded the security personally).
- Refraining from personally trading any reportable securities you think any of your client accounts might wish to trade within the next seven calendar days.
- Delaying personal trades in any reportable securities your client accounts have traded until the eighth calendar day after the most recent trade by a client account (or longer, to be certain of avoiding any appearance of conflict of interest).

Note that this rule does not apply to securities that are not subject to pre-clearance, to accounts where a registered investment adviser has investment discretion or to involuntary transactions.

Never buy and then sell (or sell and then buy), within 14 calendar days, any shares of a fund you manage.

Contact Compliance before any fund you manage invests in any securities of an issuer whose private securities you own or if the private entity enters into a material transaction with a public issuer. You will need to disclose your private interest and assist Compliance in performing review.

Personal Investing | **Page 6**

Additional Information for all Personnel Subject to this Policy

Security types and transactions that must be reported and/or pre-cleared	Report All personnel	Pre-clear Access persons only
Note: Securities terminology varies widely in global markets. If a security type is not listed here or you are unsure how a security is treated under this policy, please contact Compliance directly.		
Funds		
Money market funds (MFS or other)	No	No
Open-end funds and other pooled products that are advised or sub-advised by MFS (and are not money market funds)	Yes	No
Open-end funds that are *not* advised or sub-advised by MFS	No	No
529 Plans holding MFS advised or sub-advised funds	Yes	No
Closed-end funds (including venture capital trusts, investment trusts and MFS closed-end funds)	Yes	Yes
Exchange-traded funds (ETFs) and exchange-traded notes (ETNs), including options, futures, structured notes and other derivatives related to these exchange-traded securities	Yes	No
Private funds	Yes	Yes
Equities		
Sun Life Financial Inc. (publicly traded shares)	Yes	Yes
Equity securities, including real estate investment trusts (REITS), and including options, futures, structured notes or other derivatives on equities	Yes	Yes
Fixed income		
Corporate and municipal bond securities, including options, futures or other derivatives	Yes	Yes
US Treasury securities and other obligations backed by the full faith and credit of the US government	No	No
US government agency debt obligations that are not backed by the full faith and credit of the US government (such as Fannie Mae, Freddie Mac, Federal Home Loan Banks, Federal Farm Credit Banks and Tennessee Valley Authority)	Yes	Yes
Non-US government securities, and options, futures or other derivatives on these securities.	Yes	Yes
Money market instruments, such as certificates of deposit and commercial paper	No	No
Other types of assets		
Initial and subsequent investments (including capital calls) in any private placement or other unregistered securities (including real estate limited partnerships or cooperatives)	Yes	Yes
Private MFS stock and private shares of Sun Life of Canada (US) Financial Services Holdings, Inc.	No	No
Limited offerings, IPOs, secondary offerings	Yes	Yes
Derivatives (such as options, futures or swaps) on security indexes	Yes	No
Derivatives (such as options, futures or swaps) on commodities and currencies, including virtual currencies	Only if notified by Compliance	Only if notified by Compliance
Other types of transactions		
Involuntary transactions (see definition below)	No	No
Gifts of securities, including charitable donations, transfers of ownership, and inheritances	Yes	No

Personal Investing | **Page 8**